THE BEAR STEARNS COMPANIES INC.
                                             IncomeNotes(SM)
                       With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 57
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: January 31, 2005
Issue Date: February 3, 2005
The date of this Pricing Supplement is January 31, 2005

Fixed Rate Notes
-------------------------------------------------------------------------------------------------------------------------
                                                                                                              Interest
   CUSIP#                                         Maturity   Price to   Discounts &                            Payment
                        Interest Rate               Date       Public   Commissions  Reallowance    Dealer    Frequency
-------------------------------------------------------------------------------------------------------------------------
07387EGX9                5.425%                2/15/2030    100.00%      2.50%        0.350%      98.00%      Semi
-------------------------------------------------------------------------------------------------------------------------


                                           Subject to Redemption
                                           ---------------------
-------------------------------------------------------------------------------------------------------------------------
                   First
                  Interest                                                               Aggregate
First Interest     Payment     Surivor's                                                 Principal
 Payment Date      Amount       Option     Yes/No    Date and Terms of Redemption          Amount      Net Proceeds
-------------------------------------------------------------------------------------------------------------------------
   8/15/2005       $28.93        Yes         Yes     Commencing on 2/15/2010 and         $2,559,000     $2,495,025
                                                     on the 15th of each month
                                                     thereafter until Maturity,
                                                     the Notes may be called in
                                                     whole at par at the option
                                                     of the Company on ten
                                                     calendar days notice.
-------------------------------------------------------------------------------------------------------------------------

                                       ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.